For more information contact:

Jeffrey W. Farrar

Executive Vice President and Chief Financial Officer

(434) 964-2217

STELLARONE CORPORATION ANNOUNCES EARNINGS CALL

Charlottesville, Virginia, April 25, 2008 - StellarOne Corporation (NASDAQ: STEL) today announced that it will release its first quarter 2008 results on Wednesday, April 30, 2008, before the market opens. StellarOne Corporation's management will also host a webcast and conference call in connection with its earnings announcement, at 11:00 AM ET, to discuss results and answer questions.

To access a link to the webcast, visit www.StellarOneCorp.com. To participate in the conference call, dial (719) 325-4918 (no pass code required) approximately 5 - 10 minutes before the beginning of the call. If you are unable to participate at that time, a digital replay of the call will be available from 2:00 PM ET on Thursday, May 1, 2008 through 12:00 AM ET on Thursday, May 8, 2008, by dialing (719) 457-0820 and using pass code #1438664.

About StellarOne Corporation

StellarOne Corporation is a traditional community banking provider, offering a full range of business and consumer banking services, including trust and asset management services, via its trust company affiliate. Through the activities of its affiliates, First National Bank, Planters Bank and Trust Company of Virginia, Second Bank and Trust, and Virginia Commonwealth Trust Company, StellarOne Corporation operates 64 full-service branches, 4 loan production offices, and over 80 ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, and Central and North Central Virginia.